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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60498, 33-61820, 33-50911, 33-52189, 33-55595, 33-57737, 333-22861, and
333-09180 of General Semiconductor, Inc. each on Form S-8 and Registration Statement No. 333-94513 of General Semiconductor Inc. on Form S-3 of our report dated February 7, 2001, appearing in this Annual Report on Form 10-K of General Semiconductor, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP



Jericho, New York
March 12, 2001